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                                                                    EXHIBIT 21.1


                        LIST OF SIGNIFICANT SUBSIDIARIES


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
                                                         STATE OR OTHER JURISDICTION OF INCORPORATION
                                                           OR ORGANIZATION OF EACH SUCH SIGNIFICANT
                                                          SUBSIDIARY, AND NAMES (IF ANY) UNDER WHICH
NAME OF SIGNIFICANT SUBSIDIARY                           EACH SUCH SIGNIFICANT SUBSIDIARY DOES BUSINESS
------------------------------                           ----------------------------------------------
STAAR Surgical AG                                                          Switzerland


Canon STAAR Co., Inc.                                                         Japan
   (Canon STAAR Kabushiki Kaisha)

Domilens GmbH                                                                Germany
   (Domilens fuer medizinische produkte GmbH)
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